Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2020 Fourth-Quarter And Full-Year Financial Results

Cambridge, Mass., February 11, 2021 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2020 fourth-quarter and full-year financial results.

Fourth-Quarter Financial Performance

Total revenues were $120.5 million for the fourth quarter of 2020, compared with $124.3 million for the fourth quarter of 2019. Adjusted revenues, which exclude the fair value adjustment to deferred revenue from the acquisition of SiriusDecisions, were $120.6 million for the fourth quarter of 2020, compared with $125.1 million for the fourth quarter of 2019.

On a GAAP basis, net income was $2.4 million, or $0.13 per diluted share, for the fourth quarter of 2020, compared with net income of $4.9 million, or $0.26 per diluted share, for the same period in 2019.

On an adjusted basis, net income was $6.6 million, or $0.35 per diluted share, for the fourth quarter of 2020, which reflects an adjusted effective tax rate of 31%. Adjusted net income excludes stock-based compensation of $2.9 million, amortization of acquisition-related intangible assets of $5.5 million, acquisition and integration costs of $2.0 million, lease incentive income of $3.4 million, and investment gains of $0.1 million. This compares with adjusted net income of $10.7 million, or $0.57 per diluted share, for the same period in 2019, which reflects an adjusted tax rate of 31%. Adjusted net income for the fourth quarter of 2019 excludes stock-based compensation of $3.1 million, amortization of acquisition-related intangible assets of $5.7 million, acquisition-related deferred revenue fair value adjustment of $0.8 million, acquisition and integration costs of $1.1 million, and investment gains of $0.1 million.

“Forrester had a strong finish to the year despite challenging macroeconomic conditions. We helped our clients find new ways to win and retain customers during the pandemic, shift their workforces to virtual, and prepare themselves for a post-pandemic digital world,” said George F. Colony, Forrester’s chairman and chief executive officer. “After the uncertainty of Q2, company momentum built in Q3 and Q4, with rising engagement across our research, consulting, and events businesses. We exceeded revenue and EPS guidance for the quarter and head into 2021 with healthy cash flow and a solid balance sheet. In 2021, the company is laser-focused on increasing research contract value bookings at double-digit rates — that is job number one.”

Year Ended December 31, 2020, Financial Performance

Total revenues were $449.0 million, compared with $461.7 million for the same period in 2019. Adjusted revenues, which exclude the fair value adjustment to deferred revenue from the acquisition of SiriusDecisions, were $449.4 million, compared with $473.0 million for the same period in 2019.

On a GAAP basis, net income was $10.0 million, or $0.53 per diluted share, for 2020, compared with a net loss of $9.6 million, or $0.52 per diluted share, for 2019.

On an adjusted basis, net income was $30.4 million, or $1.60 per diluted share, for 2020, which reflects an adjusted effective tax rate of 31%. Adjusted net income excludes stock-based compensation of $10.9 million, amortization of acquisition-related intangible assets of $19.7 million, acquisition-related deferred revenue fair value adjustment of $0.4 million, acquisition and integration costs of $5.8 million, lease incentive income of $3.2 million, and investment gains of $2.5 million. This compares with adjusted net income of $31.0 million, or $1.65 per diluted share, for 2019, which reflects an adjusted tax rate of 31%. Adjusted net income for 2019 excludes stock-based compensation of $11.7 million, amortization of acquisition-related intangible assets of $22.6 million, acquisition-related deferred revenue fair value adjustment of $11.3 million, and acquisition and integration costs of $8.9 million.

A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

2021 Guidance

Forrester is providing first-quarter 2021 financial guidance as follows:

First-Quarter 2021 (GAAP):

•	Total revenues of approximately $104.0 million to $108.0 million.

•	Operating margin of approximately (1.0)% to 1.0%.

•	Interest expense of approximately $1.2 million.

•	An effective tax rate of 32%.

•	Loss per share of approximately $0.02 to $0.08.

First-Quarter 2021 (Adjusted):

Adjusted financial guidance for the first quarter of 2021 excludes stock-based compensation expense of $2.4 million to $2.6 million, amortization of acquisition-related intangible assets of approximately $3.8 million, integration costs of approximately $0.1 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 5.0% to 7.0%.

•	Adjusted effective tax rate of 31%.

•	Adjusted diluted earnings per share of approximately $0.15 to $0.21.

Our full-year 2021 guidance is as follows:

Full-Year 2021 (GAAP):

•	Total revenues of approximately $466.0 million to $476.0 million.

•	Operating margin of approximately 4.5% to 5.5%.

•	Interest expense of approximately $4.5 million.

•	An effective tax rate of 32%.

•	Diluted earnings per share of approximately $0.57 to $0.67.

Full-Year 2021 (Adjusted):

Adjusted financial guidance for full-year 2021 excludes stock-based compensation expense of $10.2 million to $10.7 million, amortization of acquisition-related intangible assets of approximately $15.2 million, integration costs of $0.3 million to $0.5 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 10.0% to 11.0%.

•	Adjusted effective tax rate of 31%.

•	Adjusted diluted earnings per share of approximately $1.50 to $1.60.

About Forrester Research

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We help business and technology leaders use customer obsession to accelerate growth. Through Forrester’s proprietary research, consulting, and events, leaders from around the globe are empowered to be bold at work — to navigate change and put their customers at the center of their leadership, strategy, and operations. Our unique insights are grounded in annual surveys of more than 675,000 consumers, business leaders, and technology leaders worldwide; rigorous and objective methodologies, including Forrester Wave™ evaluations; and the shared wisdom of our most innovative clients. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the first quarter of and full-year 2021 and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to retain and enrich memberships for its research products and services; technology spending; Forrester’s ability to respond to business and economic conditions and market trends; the risks and challenges inherent in international business activities; the exit of the United Kingdom from the European Union; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to anticipate and respond to market trends; Forrester’s ability to successfully integrate businesses that it acquires; the impact of Forrester’s outstanding debt obligations; the possibility of network disruptions and security breaches; competition and industry consolidation; any failure to enforce and protect Forrester’s intellectual property rights; privacy laws; possible variations in Forrester’s quarterly operating results; taxation risks; concentration of ownership of Forrester; and any weakness in Forrester’s system of internal controls. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617-613-6000

mdoyle@forrester.com

Shweta Agarwal

Public Relations

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

©	2021, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Research	$75,255	$79,299	$294,485	$298,735
Consulting	41,382	37,530	144,362	135,952
Events	3,884	7,440	10,137	27,010

Total revenues	120,521	124,269	448,984	461,697
Operating expenses:
Cost of services and fulfillment	47,457	50,116	180,899	196,726
Selling and marketing	44,601	45,210	166,200	172,865
General and administrative	14,433	13,098	50,369	53,042
Depreciation	2,481	2,262	9,879	8,572
Amortization of intangible assets	5,536	5,656	19,683	22,619
Acquisition and integration costs	1,964	1,100	5,779	8,948

Total operating expenses	116,472	117,442	432,809	462,772

Income (loss) from operations	4,049	6,827	16,175	(1,075)
Interest expense	(1,236)	(1,713)	(5,340)	(8,054)
Other expense, net	(209)	(286)	(374)	(515)
Gains on investments, net	107	106	2,472	45

Income (loss) before income taxes	2,711	4,934	12,933	(9,599)
Income tax expense (benefit)	285	44	2,943	(29)

Net income (loss)	$2,426	$4,890	$9,990	$(9,570)

Basic income (loss) per common share	$0.13	$0.26	$0.53	$(0.52)

Diluted income (loss) per common share	$0.13	$0.26	$0.53	$(0.52)

Basic weighted average common shares outstanding	18,971	18,624	18,827	18,492

Diluted weighted average common shares outstanding	19,119	18,720	18,935	18,492

Adjusted data (1):
Total revenues - GAAP	$120,521	$124,269	$448,984	$461,697
Deferred revenue fair value adjustment	42	790	444	11,257

Adjusted revenues	$120,563	$125,059	$449,428	$472,954

Income (loss) from operations - GAAP	$4,049	$6,827	$16,175	$(1,075)
Deferred revenue fair value adjustment	42	790	444	11,257
Amortization of intangible assets	5,536	5,656	19,683	22,619
Acquisition and integration costs	1,964	1,100	5,779	8,948
Lease incentive	(3,445)	—	(3,226)	—
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,693	1,815	6,156	6,627
Selling and marketing	520	402	1,751	1,768
General and administrative	700	862	2,970	3,289

Adjusted income from operations	$11,059	$17,452	$49,732	$53,433

	Three Months Ended				Year Ended
	December 31,				December 31,
	2020		2019		2020		2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$2,426	$0.13	$4,890	$0.26	$9,990	$0.53	$(9,570)	$(0.52)
Effect on GAAP net loss of diluted shares		—		—		—		0.01
Deferred revenue fair value adjustment	42	—	790	0.04	444	0.02	11,257	0.60
Amortization of intangible assets	5,536	0.29	5,656	0.30	19,683	1.04	22,619	1.20
Acquisition and integration costs	1,964	0.10	1,100	0.06	5,779	0.30	8,948	0.48
Lease incentive	(3,445)	(0.18)	—	—	(3,226)	(0.17)	—	—
Stock-based compensation	2,913	0.15	3,079	0.16	10,877	0.57	11,684	0.62
Gains on investments	(107)	—	(106)	—	(2,472)	(0.13)	(45)	—
Tax effects of items above (2)	(1,632)	(0.08)	(4,166)	(0.22)	(8,612)	(0.45)	(15,062)	(0.80)
Adjustment to tax expense for adjusted tax rate (3)	(1,063)	(0.06)	(580)	(0.03)	(2,091)	(0.11)	1,125	0.06

Adjusted net income	$6,634	$0.35	$10,663	$0.57	$30,372	$1.60	$30,956	$1.65

Diluted weighted average shares outstanding	19,119		18,720		18,935		18,720

(1)

Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, acquisition-related deferred revenue fair value adjustments, stock-based compensation, acquisition and integration costs, net gains or losses from investments, lease incentive cost and credits, as well as their related tax effects. We also utilized an assumed tax rate of 31% in both 2020 and 2019, which excludes items such as any release of reserves for uncertain tax positions established in prior years, the settlement of prior year tax audits, and the effect of any adjustments related to the filing of prior year tax returns. The adjuted data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

(2)	The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.
(3)	To compute adjusted net income, we apply an adjusted effective tax rate of 31%.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	December 31,	December 31,
	2020	2019
Balance sheet data:
Cash and cash equivalents	$90,257	$67,904
Accounts receivable, net	$84,695	$84,605
Deferred revenue	$179,968	$179,194
Debt outstanding	$109,375	$132,750

	Year Ended
	December 31,
	2020	2019
Cash flow data:
Net cash provided by operating activities	$47,754	$48,406
Purchases of property and equipment	$(8,905)	$(11,890)
Cash paid for acquisitions	$—	$(237,684)
Repayments of debt	$(23,375)	$(42,250)

	As of
	December 31,
	2020	2019
Metrics:
Agreement value	$345,300	$358,000
Client retention	65%	72%
Dollar retention	88%	90%
Enrichment	100%	106%
Number of clients	2,697	2,880

	As of
	December 31,
	2020	2019
Headcount:
Total headcount	1,798	1,795
Products and advisory services staff	704	688
Sales force	701	698